EPAM Systems, Inc.
CONTACT: Anthony J. Conte, CFO
P: 267.759.9000 x64588
investor_relations@epam.com

Exhibit 99.1

EPAM Reports Results for Third Quarter 2015

Third quarter revenues up 22% year-over-year, and up 31% in constant currency
Non-GAAP net income increased 23% in the third quarter year-over-year
Newtown, PA - November 4, 2015 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced its third quarter 2015 financial results.
Third Quarter 2015 Highlights
Revenues increased to $236 million, up 22.5% over the same period last year and up 8.4% over the previous quarter. In constant currency, revenue grew 30.8% year over year and grew 10.8% from the second quarter of 2015. Income from operations was $27.8 million, an increase of 27.2% compared to $21.8 million in the third quarter of 2014. Non-GAAP income from operations was $41.5 million, an increase of $9.7 million or 30.5%, from $31.8 million in the third quarter of 2014. Non-GAAP quarterly diluted earnings per share (EPS) was $0.70, up 16.7% from $0.60 in the third quarter of 2014. Quarterly diluted EPS on a GAAP basis was $0.44, up from $0.38 in the third quarter of 2014.
EPAM reported cash from operations of $55.5 million in the third quarter of 2015 and $64.6 million on a year to date basis. At September 30, 2015, cash and cash equivalents were $214 million.

“We are encouraged to see that our significant and continued efforts to evolve our capabilities and bring new value-add services to our clients strongly contribute to our overall growth, allowing us to close the quarter with a 31% year-over-year increase in constant currency," said Arkadiy Dobkin, CEO and President of EPAM. "Considering the third quarter currency headwinds, we are especially pleased with our EPS performance for the period. We are planning to continue reinvesting in our services portfolio, as well as expanding our global delivery capabilities."
Full Year and Fourth Quarter 2015 Outlook
EPAM expects year-over-year revenue growth to be at least 30% in constant currency or $900 million in GAAP reported revenue. Non-GAAP net income growth for 2015 is expected to be at least 25% year-over-year, with an effective tax rate of approximately 20%. Full year 2015 non-GAAP diluted EPS is expected to be at least $2.65 based on the weighted average share count of approximately 52 million diluted shares outstanding. GAAP diluted EPS is expected to be at least $1.55.
Conference Call Information
EPAM will host a conference call to discuss results on Thursday, November 5, 2015 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (U.S.) or 1-201-689-8560 (International). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (U.S.) or 1-858-384-5517 (International). The passcode for the replay is 13623441. The telephonic replay will be available until November 19, 2015. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.

About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM serves clients worldwide utilizing its award-winning global delivery platform and its locations in over 20 countries across North America, Europe, Asia and Australia. EPAM was ranked #6 in America's 25 Fastest-Growing Tech Companies, and #3 in America's Best Small Companies lists by Forbes Magazine.
For more information, please visit http://www.epam.com.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM's consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$236,049	$192,764	$653,875	$527,843
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	148,479	122,509	408,622	335,065
Selling, general and administrative expenses	55,431	42,875	158,345	113,905
Depreciation and amortization expense	4,393	5,510	12,496	14,650
Other operating (income)/expenses, net	(30)	35	210	2,055
Income from operations	27,776	21,835	74,202	62,168
Interest and other income, net	865	1,261	3,322	3,401
Foreign exchange gain/(loss)	32	(718)	(6,187)	(3,198)
Income before provision for income taxes	28,673	22,378	71,337	62,371
Provision for income taxes	5,800	3,338	14,519	11,153
Net income	$22,873	$19,040	$56,818	$51,218
Foreign currency translation adjustments	(8,341)	(8,260)	(7,397)	(8,943)
Comprehensive income	$14,532	$10,780	$49,421	$42,275

Net income per share:
Basic	$0.47	$0.40	$1.17	$1.09
Diluted	$0.44	$0.38	$1.10	$1.03
Shares used in calculation of net income per share:
Basic	49,043	47,315	48,506	47,058
Diluted	52,344	49,829	51,755	49,530

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of September 30, 2015		As of December 31, 2014
Assets
Current assets
Cash and cash equivalents	$214,443		$220,534
Time deposits	30,000		—
Accounts receivable, net of allowance of $2,216 and $2,181, respectively	125,683		124,483
Unbilled revenues	104,860		55,851
Prepaid and other current assets	20,205		9,289
Employee loans, net of allowance of $0 and $0, respectively, current	2,760		2,434
Deferred tax assets, current	2,109		2,496
Total current assets	500,060		415,087
Property and equipment, net	60,552		55,134
Restricted cash, long-term	187		156
Employee loans, net of allowance of $0 and $0, respectively, long-term	4,177		4,081
Intangible assets, net	37,176		47,689
Goodwill	84,229		57,417
Deferred tax assets, long-term	14,006		11,094
Other long-term assets	3,341		3,368
Total assets	$703,728		$594,026

Liabilities
Current liabilities
Accounts payable	$12,061		$4,641
Accrued expenses and other liabilities	42,487		32,203
Deferred revenue, current	2,345		3,220
Due to employees	28,666		24,518
Taxes payable	26,401		24,704
Contingent consideration, current	—		35,524
Deferred tax liabilities, current	408		603
Total current liabilities	112,368		125,413
Long-term debt	15,000	—	—
Deferred tax liabilities, long-term	3,492		4,563
Total liabilities	130,860		129,976
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 49,857,284 and 48,748,298 shares issued, 49,848,259 and 48,303,811 shares outstanding at September 30, 2015 and December 31, 2014, respectively	49		48
Additional paid-in capital	284,938		229,501
Retained earnings	317,412		260,598
Treasury stock	(80)		(4,043)
Accumulated other comprehensive loss	(29,451)		(22,054)
Total stockholders’ equity	572,868		464,050
Total liabilities and stockholders’ equity	$703,728		$594,026

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$148,479	$(3,622)	$144,857	$408,622	$(9,871)	$398,751
Selling, general and administrative expenses(2)	$55,431	$(8,768)	$46,663	$158,345	$(23,968)	$134,377
Income from operations(3)	$27,776	$13,680	$41,456	$74,202	$37,581	$111,783
Operating margin	11.8%	5.8%	17.6%	11.3%	5.8%	17.1%
Net income(4)	$22,873	$13,648	$36,521	$56,818	$43,768	$100,586
Diluted earnings per share(5)	$0.44	$0.26	$0.70	$1.10	$0.84	$1.94

	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$122,509	$(2,463)	$120,046	$335,065	$(6,391)	$328,674
Selling, general and administrative expenses(2)	$42,875	$(4,962)	$37,913	$113,905	$(11,013)	$102,892
Income from operations(3)	$21,835	$9,933	$31,768	$62,168	$24,784	$86,952
Operating margin	11.3%	5.2%	16.5%	11.8%	4.7%	16.5%
Net income(4)	$19,040	$10,651	$29,691	$51,218	$27,982	$79,200
Diluted earnings per share(5)	$0.38	$0.22	$0.60	$1.03	$0.57	$1.60

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Selling, general and administrative expenses - Acquisition related	4,542	2,905	13,985	5,128
Selling, general and administrative expenses - All other	3,799	2,057	9,494	5,005
Acquisition-related costs	427	—	489	880
Total adjustments to GAAP selling, general and administrative expenses	$8,768	$4,962	$23,968	$11,013

(3)	Adjustments to GAAP income from operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Stock-based compensation expense	$11,963	$7,425	$33,350	$16,524
reported within cost of revenues	3,622	2,463	9,871	6,391
reported within selling, general and administrative expenses - acquisition related	4,542	2,905	13,985	5,128
reported within selling, general and administrative expenses - all other	3,799	2,057	9,494	5,005
Acquisition-related costs	427	—	489	880
Amortization of purchased intangible assets	1,290	2,508	3,742	5,380
One-time charges	—	—	—	2,000
Total adjustments to GAAP income from operations	$13,680	$9,933	$37,581	$24,784

(4)	Adjustments to GAAP net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Stock-based compensation expense	$11,963	$7,425	$33,350	$16,524
reported within cost of revenues	3,622	2,463	9,871	6,391
reported within selling, general and administrative expenses- acquisition related	4,542	2,905	13,985	5,128
reported within selling, general and administrative expenses- all other	3,799	2,057	9,494	5,005
Acquisition-related costs	427	—	489	880
Amortization of purchased intangible assets	1,290	2,508	3,742	5,380
One-time charges	—	—	—	2,000
Foreign exchange (gain)/ loss	(32)	718	6,187	3,198
Total adjustments to GAAP net income	$13,648	$10,651	$43,768	$27,982

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and nine months ended September 30, 2015 and 2014.